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                                                                     Exhibit 5.1

                                [CH&S Letterhead]

                                                   May 6, 2003

Sierra Pacific Resources
P.O. Box 30150
6100 Neil Road
Reno, Nevada 89520

              Re:    Sierra Pacific Resources

Ladies and Gentlemen:

         This opinion is delivered in connection with a registration statement on Form S-3, File No. 333-__________, as amended (the "Registration Statement"), of Sierra Pacific Resources, a Nevada corporation, (the "Company") relating to the registration of $300,000,000 aggregate principal amount of the Company's 7-1/4% Convertible Notes due 2010 (the "Notes") issued under the Indenture, dated February 14, 2003, between Sierra Pacific Resources and The Bank of New York, as Trustee (the "Indenture"), shares of common stock issuable upon conversion of the Notes (the "Common Stock") and common stock purchase rights (the "Rights") related thereto.

         In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

         As counsel for the Company, we advise you as follows:

         1. The Company is a corporation duly organized and legally existing under the laws of the State of Nevada.

         2. When the following steps shall have been taken, the Notes will be valid, legal and binding obligations of the Company (except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditors' rights and remedies generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law)):

         (a) Compliance with the Securities Act and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective;

         (b) Execution and filing with the Trustee of the proper papers with respect to the Notes; and


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         (c)      Issuance and delivery of the Notes in accordance with the
                  corporate authorizations and in accordance with the terms and provisions of the Indenture.

         3. When the following steps shall have been taken, the Common Stock and the Rights will be validly issued, fully paid and non-assessable:

         (a) Compliance with the Securities Act of 1933, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

         (b) The issuance of the Common Stock and the Rights in conformity with the Registration Statement and the Indenture.

         The opinion set forth above is subject to the limitation contained in the Company's Restated Articles of Incorporation, as amended to date, as to the total number of authorized shares available for issuance.

         We are of the opinion that the information contained in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" constitutes an accurate description, in general terms, of the indicated federal income tax consequences to a holder of the Notes, with respect to the purchase, ownership and disposition of the Notes, the Common Stock or the Rights acquired upon conversion of a Note as contemplated in the Registration Statement.

         Insofar as this opinion relates to matters of law and legal conclusions governed by the laws of the State of Nevada, we base it on the opinion of Messrs. Woodburn and Wedge of Reno, Nevada, as evidenced by the opinion of such firm to be filed with the Registration Statement and the consent contained in such opinion to the statements made in the Registration Statement in regard to such firm. Our opinions as to such matters are based on the assumptions and subject to the qualifications and limitations set forth in such opinion letter.

         We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement, and to the filing and use of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,



                                                  /s/ Choate, Hall & Stewart
                                                  -----------------------------
                                                  CHOATE, HALL & STEWART